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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT
                           --------------------------

NAME                                                 LOCATION
----                                                 --------
Extreme Networks International                       Cayman Islands
Extreme Networks Japan K.K.                          Japan
Extreme Networks Hong Kong Limited                   Hong Kong
Extreme Networks IHC, Inc.                           Delaware
Extreme Networks FSC, Inc.                           Barbados
Extreme Networks UK Limited                          United Kingdom
Extreme Networks B.V.                                The Netherlands
Extreme Networks GmbH                                Germany
Extreme Networks Sarl                                France
Extreme Networks Srl                                 Italy
Extreme Networks Canada, Inc.                        Canada
Extreme Networks Korea, Ltd.                         Korea
IHC Networks AB                                      Sweden
Extreme Networks Australia PTE, Ltd.                 Australia
Extreme Networks EMEA                                Dubai
Extreme Networks Argentina, SRL                      Argentina
Extreme Networks Brasil, Ltda.                       Brazil
Extreme Networks Columbia, Ltda.                     Columbia
Extreme Networks Mexico, Ltda.                       Mexico
Extreme Networks Chile, Ltda.                        Chile
Extreme Networks Singapore PTE, Ltd.                 Singapore
Extreme Networks China Ltd.                          China
Extreme Networks Spain, SL                           Spain